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                                                                   EXHIBIT 23.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-3 (File No. 333-29671) of our report dated March 8, 1996, on our audit of the financial statements of Newporter Beach Hotel Investments L.L.C. which report is incorporated herein.



                                        /s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California
July 11, 1997